UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2012

Vitamin Shoppe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34507	11-3664322
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2101 91st Street

North Bergen, New Jersey 07047

(Addresses of Principal Executive Offices, including Zip Code)

(201) 868-5959

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

At the Vitamin Shoppe, Inc. (“the Company”) Annual Meeting of Stockholders held on June 7, 2012 (the “Annual Meeting”), our stockholders: (a) elected the persons listed below to serve as directors for a term of one year expiring at the 2013 Annual Meeting of Stockholders and until their successors are duly elected and qualified; (b) approved the compensation paid to the Company’s named executive officers; (c) approved the amendment and restatement of the 2009 Equity Incentive Plan, including performance goals; and (d) ratified the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the 2012 fiscal year. Set forth below are the voting results for each of these proposals:

a.	All of the director nominees were elected to serve until the Annual Meeting in 2013 and until their respective successors are duly elected and qualified.

DIRECTOR	VOTES FOR	VOTES WITHELD	BROKER NON-VOTES
Richard L. Markee	25,398,652	2,006,229	728,564
B. Michael Becker	27,317,794	87,807	728,564
Catherine E. Buggeln	27,382,980	21,901	728,564
John H. Edmondson	27,316,894	87,987	728,564
David H. Edwab	26,814,572	590,309	728,564
Richard L. Perkal	26,561,716	843,165	728,564
Beth M. Pritchard	27,086,468	318,413	728,564
Katherine Savitt-Lennon	27,370,896	33,985	728,564
Anthony N. Truesdale	27,307,718	97,163	728,564

b.	An advisory (non-binding) vote approved the executive compensation of our named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
27,539,819	143,389	3,698	362,281

c.	Approval of Amendment and Restatement of the 2009 Equity Incentive Plan, including Performance Goals:.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
25,192,182	2,195,259	17,440	728,564

d.	The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year was approved.

FOR	AGAINST	ABSTAIN
28,131,891	620	934

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitamin Shoppe, Inc.

Date: June 8, 2012	By:	/s/ Jean Frydman
Name: Jean Frydman
Title: Vice President and General Counsel